SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 21, 2010

THOMAS PROPERTIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)

(Registrant’s telephone number, including area code)

213-613-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Thomas Properties Group, Inc. (the “Company”) announced today that on July 21, 2010 TPG/CalSTRS, LLC (“TPG/CalSTRS”), a joint venture between Thomas Properties Group, L.P. and the California State Teachers’ Retirement System (“CalSTRS”), closed on new non-recourse first mortgage loans for San Felipe Plaza, 2500 CityWest Blvd. and Brookhollow Central, three suburban office properties in Houston, Texas. Each of these mortgage loans was entered into by the respective subsidiary of TPG/CalSTRS that owns the property.

The new San Felipe mortgage loan in the amount of $110 million was made by the Metropolitan Life Insurance Company. The loan bears interest at a fixed rate of 4.78% and is for a term of 8.3 years, to mature in December 2018.

The new 2500 CityWest Blvd. mortgage loan in the amount of $65 million was made by the Northwestern Mutual Life Insurance Company. The loan bears interest at a fixed rate of 5.53% and is for a term of 9.3 years, to mature in December 2019.

The new Brookhollow Central mortgage loan in the amount of $55 million was made by Wells Fargo Bank. At closing, $37 million of the loan was funded, with an additional $3 million to be funded over three years and $15 million available for future funding of construction costs related to the redevelopment of Brookhollow Central I. The loan bears interest at the London InterBank Offered Rate (“LIBOR”) plus 2.625% and is for a three-year term plus two one-year extensions, subject to certain conditions, to mature upon final extension in July 2015.

In addition, on July 26, 2010 the Company completed an extension of the condominium construction loan secured by the remaining units at its Murano condominium tower in downtown Philadelphia. The loan was made by Corus Construction Venture, LLC and bears interest at the greater of 9.5% or three month LIBOR plus 3.25%. The loan is for a one-year term plus two six-month extensions, to mature upon final extension in July 2012.

The summary descriptions of the San Felipe, 2500 CityWest Blvd., Brookhollow Central and Murano loans and amendment in this Item 1.01 are qualified in their entirety by reference to the respective promissory notes and loan agreement or amendment related thereto, copies of which are filed as exhibits to this Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release today to announce the completion of $846 million in loan refinancing to close out 2010 debt maturities described in Item 1.01 of this Form 8-K, a copy of which is furnished as an exhibit to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Exhibit No.	Description

10.57 —	Promissory Note from TPG-2500 CityWest, L.P. in favor of the Northwestern Mutual Life Insurance Company.

10.58 —	Promissory Note from TPG–San Felipe Plaza, L.P. in favor of Metropolitan Life Insurance Company.

10.59 —	Building Loan Agreement between TPG-Brookhollow, LP and Wells Fargo Bank, National Association.

10.60 —	Fourth Amendment to Construction Loan Agreement and Amendment to Other Loan Documents between TPG/P&A 2101 Market, L.P. and Corus Construction Venture, LLC.

99.1 —	Press Release of Thomas Properties Group, Inc. dated July 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

/s/ Diana M. Laing
Diana M. Laing Chief Financial Officer

July 27, 2010

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